Exhibit 21

LIST OF SUBSIDIARIES OF MASTERCARD INCORPORATED

(as of December 31, 2012)

Name	Jurisdiction
A.C.K. Limited	United Kingdom
Access Prepaid Australia Pty Ltd	Australia
Access Prepaid Brasil Servicos de Cartoes S.A.	Brazil
Access Prepaid Worldwide Ltd.	United Kingdom
Access Prepaid Japan KK	Japan
Access Prepaid Korea Limited	South Korea
Access Prepaid New Zealand Limited	New Zealand
Access Prepaid USA, Inc.	Delaware
Access Prepaid Canada Limited	Canada
Access Prepaid Singapore Pte. Ltd.	Singapore
Bright Skies LLC	Delaware
Clear Skies LLC	Delaware
CSC24 Seven Ltd.	Cyprus
DataCash Group Limited	United Kingdom
DataCash Services Limited	United Kingdom
DataCash (Pty) Ltd.	South Africa
DataCash Ltd.	United Kingdom
DataCash Fraud Services Limited	United Kingdom
Early Warning (UK) Limited	United Kingdom
Eurocard U.S.A., Inc.	New Jersey
EuroCommerce Call Centre Solutions Limited	Ireland
EuroCommerce Internet Solutions Limited	Ireland
EuroCommerce Singapore Pte. Ltd.	Singapore
European Payment Systems Services S.P.R.L.	Belgium
ExperCash GmbH	Germany
Gatekeeper Services Limited	United Kingdom
In3M Limited	United Kingdom
Maestro Asia/Pacific Ltd.	Delaware
Maestro Canada, Inc.	Delaware
Maestro International Incorporated	Delaware
Maestro Latin America, Inc.	Delaware
Maestro Middle East/Africa, Inc.	Delaware
Maestro U.S.A., Inc.	Delaware
MasterCard Advisors, LLC	Delaware
MasterCard Advisors, LLC APMEA	Delaware
MasterCard Advisors, LLC Canada	Delaware
MasterCard Advisors, LLC Europe	Delaware
MasterCard Advisors, LLC LAC	Delaware
MasterCard Africa, Inc.	Delaware
MasterCard Asia/Pacific (Australia) Pty. Ltd.	Australia

MasterCard Asia/Pacific (Hong Kong) Limited	Hong Kong
MasterCard Asia/Pacific Pte. Ltd.	Singapore
MasterCard Australia Holding Pty Ltd	Australia
MasterCard Mexico Billing Services S. de R.L. de C.V.	Mexico
MasterCard Brasil S/C Ltda.	Brazil
MasterCard Brasil Soluções de Pagamento Ltda.	Brazil
MasterCard Canada, Inc.	Delaware
MasterCard Cardholder Solutions, Inc.	Delaware
MasterCard China Holdings LLC	Delaware
MasterCard Chip Standards Holdings, Inc.	Delaware
MasterCard Colombia, Inc.	Delaware
MasterCard Cono Sur S.R.L.	Argentina
MasterCard Costa Rica S.R.L.	Costa Rica
MasterCard East Africa Limited	Kenya
MasterCard Ecuador, Inc.	Delaware
MasterCard Egypt Limited Liability Company	Egypt
MasterCard EMEA, Inc.	Delaware
MasterCard/Europay U.K. Limited	United Kingdom
MasterCard Europe S.P.R.L.	Belgium
MasterCard European Holding Inc.	Delaware
MasterCard European Maatschap	Belgium
MasterCard European Share Holding B.V.	Netherlands
MasterCard Financing Solutions LLC	Delaware
MasterCard Foreign Sales Corporation	Barbados
MasterCard France SAS	France
MasterCard Global Holding LLC	Delaware
MasterCard Global Key Centre Limited	United Kingdom
MasterCard Global Promotions & Sponsorships Annex, Inc.	Delaware
MasterCard GTS Holdings (Mauritius) Private Limited	Mauritius
MasterCard India Services Pvt. Ltd.	India
MasterCard International Far East Ltd.	Delaware
MasterCard International Global Maatschap	Belgium
MasterCard International Holding LLC	Delaware
MasterCard International Incorporated	Delaware
MasterCard International Incorporated Chile Limitada	Chile
MasterCard International Korea Ltd.	Korea, Republic of
MasterCard International Philippines, Inc.	Delaware
MasterCard International Services, Inc.	Delaware
MasterCard Investment Holdings, Inc.	Delaware
MasterCard Ireland Limited	Ireland
MasterCard Japan K.K.	Japan
MasterCard Jupiter Investments Sprl	Belgium
MasterCard Latin America Holdings, Inc.	Delaware
MasterCard Mercosur, Inc.	Delaware
MasterCard Mexico, S. de R.L. de C. V.	Mexico
MasterCard Middle East, Inc.	Delaware

MasterCard Middle East Africa FZ-LLC	United Arab Emirates
MasterCard Netherlands B.V.	Netherlands
MasterCard New Zealand Limited	New Zealand
MasterCard OOO	Russia
MasterCard Originator SPC, Inc.	Delaware
MasterCard Panama S. de R.L.	Panama
MasterCard Peru, Inc.	Delaware
MasterCard Puerto Rico, LLC	Puerto Rico
MasterCard Qatar LLC	Qatar
MasterCard Services Limited	United Kingdom
MasterCard Services SPC, Inc.	Delaware
MasterCard Shanghai Business Consulting Ltd.	China
MasterCard Singapore Holding Pte. Ltd.	Singapore
MasterCard Southern Africa (Pty) Ltd.	South Africa
MasterCard Technologies, LLC	Delaware
MasterCard Travelers Cheque, Inc.	Delaware
MasterCard UK Financing LLC	Delaware
MasterCard UK Holdings LLC	Delaware
MasterCard UK Inc. Pension Trustees Limited	United Kingdom
MasterCard UK LLP	United Kingdom
MasterCard UK Management LLC	Delaware
MasterCard UK Management Services Limited	United Kingdom
MasterCard UK Partners LP	United Kingdom
MasterCard UK, Inc.	Delaware
MasterCard Uruguay Limitada	Uruguay
MasterCard Venezuela, Inc.	Delaware
MasterCard West Africa Limited	Nigeria
MasterManager LLC	Delaware
MC Indonesia, Inc.	Delaware
MGTS Software Private Limited	India
Mobile Financial Services Holding Sprl	Belgium
Mobile Payment Solutions Pte. Ltd.	Singapore
Mondex International Americas, Inc.	New Jersey
Mondex International Limited	United Kingdom
MTS Holdings, Inc.	Delaware
MXI Management Limited	United Kingdom
Orbiscom Limited	Ireland
Orbiscom Inc.	Delaware
Orbiscom UK Limited	United Kingdom
Orbis Patents Limited	Ireland
Orbiscom Ireland Limited	Ireland
PT MasterCard Indonesia	Indonesia
Purchase Street Research, LLC	Delaware
SET Secure Electronic Transaction LLC	Delaware
Strategic Payments Services Pty Limited	Australia
The 3rd Man Limited	United Kingdom

The 3rd Man Group Limited	United Kingdom
Trevica S.A.	Poland
Truaxis, Inc.	Delaware

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